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News Release	phone 312-255-5000 fax 312-255-6000 www.diamondconsultants.com
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Contact:
Margaret Boyce
312-255-5784
margaret.boyce@diamondconsultants.com
David Moon
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david.moon@diamondconsultants.com
DIAMOND REPORTS SECOND QUARTER FISCAL YEAR 2009 RESULTS
CHICAGO, November 6, 2008—Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management and technology consulting firm, today announced results for its second quarter of fiscal year 2009 (ended September 30, 2008).
Financial Review

Net revenue for the second quarter ended September 30, 2008 was $40.5 million, compared with $38.8 million in the prior quarter, and $45.3 million for the same period last year.
“Our Company performed well in this environment. On a sequential basis, we grew net revenue, improved our profitability, generated positive free cash flow, and continued to add new clients,” said Adam Gutstein, President and CEO of Diamond.
The Company reported income from continuing operations before income taxes of $2.1 million in the second quarter, compared with a loss from continuing operations before income taxes of $1.0 million in the prior quarter and income from continuing operations before income taxes of $5.6 million reported in the second quarter of the prior fiscal year. Income from continuing operations after income taxes was $0.5 million, compared with income from continuing operations after income taxes of $0.7 million in the prior quarter and $2.9 million in the same period last year. The Company reported diluted earnings per share from continuing operations of $0.02, compared with $0.03 per diluted share in the prior quarter and $0.09 per diluted share in the same period last year. Diluted weighted average shares outstanding decreased to 26.4 million shares from 27.3 million in the prior quarter and 32.0 million in the year-ago period.

Diamond Reports Second Quarter Fiscal Year 2009
Adjusted EBITDA (income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense) was $6.2 million in the second quarter of fiscal year 2009.
Free cash flow (cash flow provided by operating activities less capital expenditures) in the second quarter of fiscal year 2009 was $4.7 million, compared with negative $3.2 million in the prior quarter and $3.0 million in the year-ago period. The Company ended the second quarter with cash and cash equivalents of $47.1 million and no borrowings.
Share Repurchase
During the second quarter, the Company repurchased approximately 1.1 million shares at an average price of $5.07 for a total payout of $5.7 million. As of September 30, 2008, the remaining stock repurchase authorization outstanding was over $29 million.
Business Metrics
The Company served 64 clients during the second quarter of fiscal year 2009, compared with 69 clients served in the first quarter and 63 in the second quarter last year. The Company added 10 new clients in the second quarter, compared to 24 clients in the first quarter and 20 clients in the year-ago period. The top five clients represented 35% of revenue during the second quarter of fiscal year 2009 compared to 34% in the prior quarter and 39% in the year-ago period.
The Company ended the second quarter with 495 client-serving professionals, compared with 469 in the prior quarter and 518 in the year-ago period. Chargeability was 66% in the second quarter of fiscal year 2009, compared with 59% in the prior quarter and 60% in the year-ago period. Annualized net revenue per professional was $336 thousand, compared with $317 thousand in the prior quarter and $357 thousand in the year-ago period. Annualized voluntary attrition was 9% in the second quarter, compared with 25% in the prior quarter and 21% in the second quarter last year.
Revenue by industry practice in the second quarter was: Financial Services: 29%; Insurance: 24%; Healthcare: 18%; Enterprise: 22%; Telecom: 4%; and Public Sector: 3%.
Business Outlook

Third Quarter 2009
The Company expects third quarter net revenue to be in the range of $39 to $41 million, pretax income of $1.5 to $2 million, Adjusted EBITDA in the range of $5.5 to $6 million and GAAP EPS to be in the range of $0.01 to $0.02 per diluted share. The Company expects its reported tax expense to be in a range of $1.2 million to $1.5 million and its weighted average share count to be approximately 26 million shares. Free cash flow is expected to be $4 million to $6 million.
Conference Call
Diamond will host a conference call today, November 6, 2008 at 8:00 am CT to discuss the results of the quarter. The dial-in number for the conference call is 800-761-0069 for North American callers and 212-231-2929 for international callers. The replay will be available until November 13, 2008 and can be accessed by calling 402-977-9140, then entering passcode

Diamond Reports Second Quarter Fiscal Year 2009
number 21396241. The call will be broadcast live and archived on Diamond’s web site at www.diamondconsultants.com.
About Diamond
Diamond is a management and technology consulting firm. Recognizing that information and technology shape market dynamics, Diamond’s small teams of experts work across functional and organizational boundaries to improve growth and profitability. Since the greatest value in a strategy, and its highest risk, resides in its implementation, Diamond also provides proven execution capabilities. We deliver three critical elements to every project: fact-based objectivity, spirited collaboration, and sustainable results. Diamond is headquartered in Chicago, with offices in New York, Washington, D.C., Hartford, London, and Mumbai. Diamond is publicly traded on the NASDAQ Global Select Market under the symbol “DTPI.” To learn more, visit www.diamondconsultants.com.
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks and uncertainties and speak only as of the date of this release based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially, please refer to the risks and uncertainties identified in our filings with the SEC.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management believes the non-GAAP measures are useful to investors, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), please see the section entitled “Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures.”

Diamond Reports Second Quarter Fiscal Year 2009
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Net revenue	$45,259	$40,506	$93,199	$79,319
Reimbursable expenses	5,549	5,651	11,540	10,402

Total revenue	50,808	46,157	104,739	89,721

Project personnel expenses:
Project personnel costs before reimbursable expenses	31,378	29,479	64,121	59,889
Reimbursable expenses	5,549	5,651	11,540	10,402

Total project personnel expenses	36,927	35,130	75,661	70,291

Gross margin	13,881	11,027	29,078	19,430

Other operating expenses:
Professional development and recruiting	2,161	1,719	4,551	3,996
Marketing and sales	731	1,300	1,404	1,942
Management and administrative support	6,353	6,327	13,035	13,014
Restructuring recovery	—	(284)	—	(284)

Total other operating expenses	9,245	9,062	18,990	18,668

Income from operations	4,636	1,965	10,088	762

Other income, net	977	131	1,940	285

Income from continuing operations before income taxes	5,613	2,096	12,028	1,047

Income tax expense (benefit)	2,749	1,575	5,211	(194)

Income from continuing operations after income taxes	2,864	521	6,817	1,241

Discontinued operations:
Loss from discontinued operations, net of income taxes	(689)	—	(416)	—

Net income	2,175	521	6,401	1,241

Basic income (loss) per share of common stock:
Income from continuing operations	$0.09	$0.02	$0.22	$0.05
Loss from discontinued operations	(0.02)	—	(0.01)	—

Net income	$0.07	$0.02	$0.21	$0.05

Diluted income (loss) per share of common stock:
Income from continuing operations	$0.09	$0.02	$0.21	$0.05
Loss from discontinued operations	(0.02)	—	(0.01)	—

Net income	$0.07	$0.02	$0.20	$0.05

Shares used in computing basic income (loss) per share of common stock	30,876	26,119	31,031	26,544

Shares used in computing diluted income (loss) per share of common stock	31,997	26,432	32,634	26,923
The following amounts of stock-based compensation expense (“SBC”) are included in each of the respective expense categories reported above:

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Project personnel costs before reimbursable expenses	$3,865	$3,082	$7,666	$6,073
Professional development and recruiting	30	31	59	57
Marketing and sales	65	69	175	146
Management and administrative support	616	624	1,416	1,240

Total SBC	4,576	3,806	9,316	7,516

Diamond Reports Second Quarter Fiscal Year 2009
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	September 30,
	2008	2008
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,267	$47,102
Accounts receivable, net of allowance of $695 and $742 as of March 31, 2008 and September 30, 2008, respectively	13,215	17,170
Income taxes receivable	256	—
Deferred tax asset — current portion	1,236	1,009
Prepaid expenses	1,970	2,534
Other current assets	1,276	1,491

Total current assets	71,220	69,306

Restricted cash	7,338	4,081
Computers, equipment, leasehold improvements and software, net	4,572	4,327
Deferred tax asset — long-term portion	7,710	7,870
Other assets	1,555	1,265

Total assets	$92,395	$86,849

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,416	$1,379
Share repurchase payable	—	544
Accrued compensation	4,648	1,805
Deferred revenue	1,092	1,074
Accrued benefits	2,704	4,349
Restructuring accrual — current portion	220	—
Income taxes payable — current portion	—	734
Other accrued liabilities	4,574	4,427

Total current liabilities	15,654	14,312

Restructuring accrual — long-term portion	119	—
Deferred rent — long-term portion	34	433
Accrued income tax liabilities — long-term portion	1,286	1,286
Net tax indemnification obligation	450	334

Total liabilities	17,543	16,365

Stockholders’ equity:
Common Stock, 27,088 and 25,738 shares issued and outstanding as of March 31, 2008 and September 30, 2008, respectively	502,431	497,469
Accumulated other comprehensive loss	(2,748)	(3,396)
Accumulated deficit	(424,831)	(423,589)

Total stockholders’ equity	74,852	70,484

Total liabilities and stockholders’ equity	$92,395	$86,849

Diamond Reports Second Quarter Fiscal Year 2009
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(In thousands)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$2,175	$521	$6,401	$1,241
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring recovery	—	$(284)	—	(284)
Depreciation and amortization	359	440	718	891
Stock-based compensation	4,576	3,806	9,316	7,516
Deferred income taxes	(426)	412	(318)	(48)
Excess tax benefits from employee stock plans	(88)	(3)	(1,156)	(17)
Changes in assets and liabilities:
Accounts receivable	(4,974)	(3,699)	(7,027)	(4,238)
Prepaid expenses and other	(194)	(752)	(878)	(860)
Accounts payable	(27)	123	7	(1,025)
Accrued compensation	1,370	1,805	(5,370)	(2,843)
Income taxes payable	1,003	787	2,334	(647)
Restructuring accrual	(55)	—	(110)	(55)
Other assets and liabilities	470	2,073	946	2,841

Net cash provided by operating activities	4,189	5,229	4,863	2,472

Cash flows from investing activities:
Decrease (increase) in restricted cash	(22)	(14)	(63)	3,100
Capital expenditures, net	(1,152)	(520)	(1,451)	(1,006)
Other assets	—		44	—

Net cash provided by (used in) investing activities	(1,174)	(534)	(1,470)	2,094

Cash flows from financing activities:
Stock option and employee stock purchase plan proceeds	787	529	3,123	1,095
Payment of employee withholding taxes from equity transactions	(186)	(95)	(2,063)	(896)
Excess tax benefits from employee stock plans	88	3	1,156	17
Purchase of treasury stock	(7,952)	(5,666)	(22,463)	(10,530)

Net cash used in financing activities	(7,263)	(5,229)	(20,247)	(10,314)

Effect of exchange rate changes on cash	(56)	(483)	124	(417)

Net decrease in cash and cash equivalents	(4,304)	(1,017)	(16,730)	(6,165)

Cash and cash equivalents at beginning of period	71,699	48,119	84,125	53,267

Cash and cash equivalents at end of period	$67,395	$47,102	$67,395	$47,102

Non-cash financing activities:
Treasury stock repurchase obligation	$555	$544	$555	$544

(1)	The Condensed Consolidated Statements of Cash Flows are prepared on a combined basis and the reported results include both continuing and discontinued operations for the three and six month periods ended September 30, 2007.

Diamond Reports Second Quarter Fiscal Year 2009
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
UNAUDITED RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES TO ADJUSTED EBITDA (1):

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Income from continuing operations after income taxes	$2,864	$521	$6,817	$1,241
Depreciation and amortization	359	440	718	891
Stock-based compensation expense	4,576	3,806	9,316	7,516
Interest income, net	(977)	(131)	(1,940)	(285)
Income tax expense (benefit)	2,749	1,575	5,211	(194)

Adjusted EBITDA	$9,571	$6,211	$20,122	$9,169

(1)	Adjusted EBITDA, defined as income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense, is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP). Management believes Adjusted EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for share repurchases and capital expenditures. Investors should recognize that Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (2):

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$4,189	$5,229	$4,863	$2,472
Capital expenditures	(1,152)	(520)	(1,451)	(1,006)

Free cash flow	$3,037	$4,709	$3,412	$1,466

(2)	Free cash flow, defined as net cash provided by operating activities less capital expenditures, is a non-GAAP term. Management believes that by providing more visibility on free cash flow and reconciling to net cash provided by operating activities, the Company provides a consistent metric from which the quality of its business may be monitored. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.